Exhibit 21.1
ALTA MESA HOLDINGS, LP
Subsidiaries

Subsidiary	Jurisdiction of Formation

1. Alta Mesa Acquisition Sub, LLC	Texas
2. Alta Mesa Drilling, LLC	Texas
3. Alta Mesa Energy LLC	Texas
4. Alta Mesa Finance Services Corp.	Delaware
5. Alta Mesa GP, LLC	Texas
6. Alta Mesa Services, LP	Texas
7. Aransas Resources, L.P.	Texas
8. ARI Development, LLC	Delaware
9. Brayton Management GP II, LLC	Texas
10. Brayton Management GP, LLC	Texas
11. Brayton Resources II, L.P.	Texas
12. Brayton Resources, L.P.	Texas
13. Buckeye Production Company, LP	Texas
14. Cairn Energy USA, LLC	Delaware
15. FBB Anadarko, LLC	Delaware
16. Galveston Bay Resources, LP	Texas
17. LEADS Resources, L.L.C.	Texas
18. Louisiana Exploration & Acquisition Partnership, LLC	Delaware
19. Louisiana Exploration & Acquisitions, LP	Texas
20. Louisiana Onshore Properties LLC	Delaware
21. Navasota Resources, Ltd., LLP	Texas
22. New Exploration Technologies Company, L.L.C.	Texas
23. Nueces Resources, LP	Texas
24. Oklahoma Energy Acquisitions, LP	Texas
25. Orion Operating Company, LP	Texas
26. Petro Acquisitions, LP	Texas
27. Petro Operating Company, LP	Texas
28. Sundance Acquisition, LLC	Texas
29. TE TMR, LLC	Texas
30. Texas Energy Acquisitions, LP	Texas
31. The Meridian Production, LLC	Texas
32. The Meridian Resource & Exploration LLC	Delaware
33. The Meridian Resource, LLC	Delaware
34. TMR Drilling, LLC	Texas
35. TMR Equipment, LLC	Texas
36. Virginia Oil and Gas, LLC	Delaware